Exhibit 28a

                         Report of Independent Auditors

Board of Directors and Shareholders
Financial Trust Corp


We have audited the consolidated balance sheet of Financial Trust Corp and subsidiaries as of December 31, 1995, and the related statements of income, shareholders' equity, and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1994 financial statements of Washington County National Bank, a consolidated subsidiary acquired on September 30, 1995, as more fully described in Note B, which statements reflect net income constituting 5% of consolidated net income for the year ended December 31, 1994. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Washington County National Bank, is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for 1994, the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Financial Trust Corp and subsidiaries at December 31, 1995, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note D to the consolidated financial statements, in 1994 the Corporation changed its method of accounting for investments.

                                                    Ernst & Young LLP
Harrisburg, Pennsylvania
March 1, 1996